UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 15, 2008
Candev Resource Exploration, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52499 (Commission File Number)	98-0515290 (IRS Employer Identification No.)
2200 - 1177 West Hastings Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6E 2K3 (Zip Code)
Registrant's telephone number, including area code: (604) 688-7526
N/A (Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2008 Candev Resource Exploration Inc. amended the Property Option Agreement dated August 25, 2006. The Amended Property Option Agreement now includes two (2) additional mining claims located in the Iskut River region in northwestern British Columbia: tenure numbers 552025 and 552026. The two additional claims increases the area of the King claims by 993.7 hectares and is known as the "King Claims South". The original three (3) claims subject to the Property Option Agreement are now known as the "King Claims North". The total five (5) claims now included within the Amended Property Option Agreement comprises two non-contiguous blocks, which total 1,614.1 hectares. In addition, the payments have been amended whereby Candev is now obligated to make cash payments of CDN$305,000 over a five year period instead of CDN$100,000 over a four year period. Mr. Von Einsiedel has now the option to receive $10,000 on the first anniversary of the Agreement as cash or 20,000 shares of Candev. The anniversary date of the Agreement is now defined as October 31 of each year.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Amended Property Option Agreement dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CANDEV RESOURCE EXPLORATION, INC.
Date: January 16, 2008	By: /s/ Mark A. McLeary Mark A. McLeary